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                                                                    EXHIBIT 23.6

                          CONSENT OF BILL MITTS, INC.

I consent to the reference to our firm under the caption "Experts" and to the inclusion of our report dated May 8, 1997 with respect to the statements of earnings, changes in stockholders' equity and cash flows of Novak & Lackey Construction Co., Inc. as of June 30, 1996 incorporated by reference into this Registration Statement filed pursuant to Rule 462(b) from the Registration Statement No. 333-70881 of American Tower Corporation.

                                          /s/ Bill Mitts, Inc.

Oklahoma City, Oklahoma
February 3, 1999